                                                                   EXHIBIT 10.49




--------------------------------------------------------------------------------



                            STOCK PURCHASE AGREEMENT


                                  BY AND AMONG


                            WESTERN TRACTION COMPANY

                           THE CARLSTON FAMILY TRUST

                               RONALD D. CARLSTON

                                      AND

                            CRESCENT OPERATING, INC.






                                 AUGUST 7, 1998












--------------------------------------------------------------------------------

                               TABLE OF CONTENTS

                                                                           Page
ARTICLE I -- TERMS OF THE TRANSACTION ....................................  1
     1.1  Agreement to Sell and to Purchase Shares .......................  1
     1.2  Purchase Price and Payment .....................................  1

ARTICLE II -- CLOSING, CLOSING DATE AND EFFECTIVE DATE ...................  2
     2.1  Closing and Closing Date .......................................  2
     2.2  Effective Date .................................................  2

ARTICLE III -- REPRESENTATIONS AND WARRANTIES OF SELLER
                 AND THE COMPANY .........................................  2
     3.1  Corporate Organization .........................................  2
     3.2  Qualification ..................................................  2
     3.3  Charter and Bylaws .............................................  2
     3.4  Capitalization of the Company ..................................  2
     3.5  Authority Relative to This Agreement ...........................  3
     3.6  Noncontravention ...............................................  4
     3.7  Governmental Approvals .........................................  4
     3.8  No Subsidiaries ................................................  4
     3.9  Shares .........................................................  4
     3.10  Financial Statements ..........................................  4
     3.11  Absence of Undisclosed Liabilities ............................  5
     3.12  Absence of Certain Changes ....................................  5
     3.13  Tax Matters ...................................................  5
     3.14  Compliance With Laws ..........................................  6
     3.15  Legal Proceedings .............................................  6
     3.16  Title to Properties ...........................................  6
     3.17  Sufficiency and Condition of Properties .......................  7
     3.18  Real Property .................................................  7
     3.19  Leased Property ...............................................  8
     3.20  Inventory .....................................................  8
     3.21  Permits .......................................................  9
     3.22  Agreements ....................................................  9
     3.23  ERISA .........................................................  9
     3.24  Environmental Matters ......................................... 11
     3.25  Labor Relations ............................................... 12
     3.26  Employees ..................................................... 12
     3.27  Insider Interests ............................................. 13
     3.28  Insurance ..................................................... 13
     3.29  Bank Accounts and Powers of Attorney .......................... 13
     3.30  Books and Records ............................................. 13
     3.31  Illegal Payments .............................................. 14
     3.32  Brokerage Fees ................................................ 14

     3.33  Disclosure .................................................... 14
     3.34  Representations and Warranties on Closing Date ................ 14

ARTICLE IV -- REPRESENTATIONS AND WARRANTIES OF BUYER .................... 14
     4.1  Corporate Organization ......................................... 14
     4.2  Authority Relative to This Agreement ........................... 14
     4.3  Noncontravention ............................................... 15
     4.4  Governmental Approvals ......................................... 15
     4.5  Purchase for Investment ........................................ 15
     4.6  Brokerage Fees ................................................. 15
     4.7  Representations and Warranties on Closing Date ................. 15

ARTICLE V -- CONDUCT OF THE COMPANY PENDING CLOSING ...................... 16
     5.1  Conduct and Preservation of Business ........................... 16
     5.2  Restrictions on Certain Actions ................................ 16


ARTICLE VI -- ADDITIONAL AGREEMENTS ...................................... 18
     6.1  Access to Information .......................................... 18
     6.2  Third Party Consents ........................................... 18
     6.3  Employment and Noncompetition Agreements ....................... 18
     6.4  Schedules To Be Agreed ......................................... 19
     6.5  Public Announcements ........................................... 19
     6.6  Notice of Litigation ........................................... 19
     6.7  Notification of Certain Matters ................................ 19
     6.8  Fees and Expenses .............................................. 19
     6.9  Transfer Taxes ................................................. 20
     6.10 Releases of Guaranties ......................................... 20
     6.11  Negative Covenants ............................................ 20
     6.12  Reporting ..................................................... 20
     6.13  Survival of Covenants ......................................... 20

ARTICLE VII -- CONDITIONS TO OBLIGATIONS OF SELLER ....................... 21
     7.1  Representations and Warranties True ............................ 21
     7.2  Covenants and Agreements Performed ............................. 21
     7.3  Legal Proceedings .............................................. 21
     7.4  Other Documents ................................................ 21
     7.5  Employment Agreements .......................................... 21
     7.6  Certificate .................................................... 21
     7.7  New Lease Agreements ........................................... 22
     7.8  Schedules To Be Agreed ......................................... 22

ARTICLE VIII -- CONDITIONS TO OBLIGATIONS OF BUYER ....................... 22
     8.1  Representations and Warranties True ............................ 22
     8.2  Covenants and Agreements Performed  ............................ 22
     8.3  Certificate .................................................... 22
     8.4  [Intentionally omitted] ........................................ 22
     8.5  Legal Proceedings .............................................. 22

     8.6  Consents ....................................................... 22
     8.7  No Material Adverse Change ..................................... 23
     8.8  Employment Agreements .......................................... 23
     8.9  Other Documents ................................................ 23
     8.10  New Lease Agreements .......................................... 23
     8.11  Schedules To Be Agreed ........................................ 23

ARTICLE IX -- TERMINATION, AMENDMENT AND WAIVER .......................... 24
     9.1  Termination .................................................... 24
     9.2  Effect of Termination .......................................... 24
     9.3  Amendment ...................................................... 25
     9.4  Waiver ......................................................... 25
     9.5  Remedies Not Exclusive ......................................... 25

ARTICLE X -- SURVIVAL OF REPRESENTATIONS; INDEMNIFICATION ................ 25
     10.1  Survival ...................................................... 25
     10.2  Indemnification by Seller ..................................... 25
     10.3  Indemnification by Buyer ...................................... 26
     10.4  Procedure for Indemnification ................................. 27

ARTICLE XI -- MISCELLANEOUS .............................................. 28
     11.1  Notices ....................................................... 28
     11.2  Entire Agreement .............................................. 28
     11.3  Binding Effect; Assignment; No Third Party Benefit ............ 28
     11.4  Severability .................................................. 29
     11.5  GOVERNING LAW ................................................. 29
     11.6  Further Assurances ............................................ 29
     11.7  Descriptive Headings .......................................... 29
     11.8  Gender ........................................................ 29
     11.9  References .................................................... 29
     11.10  Counterparts ................................................. 29
     11.11  Joint and Several Obligations ................................ 30

ARTICLE XII -- DEFINITIONS ............................................... 30
     12.1  Certain Defined Terms ......................................... 30
     12.2  Certain Additional Defined Terms .............................. 31

                            STOCK PURCHASE AGREEMENT

         THIS STOCK PURCHASE AGREEMENT (this "Agreement"), dated as of August 7, 1998, by and among Western Traction Company, a California corporation ("Western" or the "Company"), Ronald D. Carlston, individually (in such individual capacity sometimes herein referred to as "Carlston") and as Co-Trustee on behalf of the Carlson Family Trust, a trust created under an amended declaration of trust dated March 20, 1982 (the "Trust") (Carlston, individually and as Co-Trustee, and the Trust, collectively, are sometimes herein referred to as "Seller"), and Crescent Operating, Inc., a Delaware corporation ("Buyer").

         WHEREAS, the Trust owns 150 shares of common stock, par value $10.00 per share, of the Company (the "Shares"); and

         WHEREAS, the Trust desires to sell to Buyer, and Buyer desires to purchase from the Trust, the Shares; and

         WHEREAS, Carlston and the Company desire to join in the execution of this Agreement for the purpose of evidencing their consent to the consummation of the foregoing transaction and for the purpose of making certain representations and warranties to and covenants and agreements with Buyer;

         NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements herein contained, and intending to be legally bound hereby, the Company, Seller and Buyer hereby agree as follows:

                     ARTICLE I -- TERMS OF THE TRANSACTION

         1.1 Agreement to Sell and to Purchase Shares. At the Closing, and on the terms and subject to the conditions set forth in this Agreement, the Trust shall sell and deliver to Buyer, and Buyer shall purchase and accept from the Trust, the Shares.

         1.2 Purchase Price and Payment. In consideration of the sale of the Shares to Buyer, Buyer shall pay to Seller an aggregate purchase price of Fourteen Million and No/100 Dollars ($14,000,000.00) (the "Purchase Price"), payable as follows:

         (a) On July 15, 1998, Buyer deposited with Seller cash in the amount of Five Hundred Thousand and No/100 Dollars ($500,000.00) (the "Deposit") pursuant to that certain Deposit Agreement dated as of July 15, 1998 between Buyer and Seller, which Deposit shall be applied towards payment of a portion of the Purchase Price at the Closing;

         (b) At the Closing Buyer shall pay to Seller Six Million and No/100 Dollars ($6,000,000.00), by corporate check; and

         (c) the remaining amount of the Purchase Price shall be paid by Buyer's delivery to Seller at the Closing of Buyer's promissory note in the principal amount of Seven Million Five Hundred Thousand and No/100 Dollars ($7,500,000.00) (the "Promissory Note"), which Promissory Note will be on the form of Exhibit 1.2A attached hereto, and be secured by a security interest in, and pledge of, the Shares purchased by Buyer hereunder pursuant to the pledge agreement to be granted by Buyer in favor of Seller at the Closing (the "Pledge Agreement") in the form of Exhibit 1.2B attached hereto.

             ARTICLE II -- CLOSING, CLOSING DATE AND EFFECTIVE DATE

         2.1 Closing and Closing Date. The closing of the transactions contemplated hereby (the "Closing" ) shall take place (i) at the offices of Thompson & Knight, P.C., in Dallas, Texas, at 11:00 a.m., local time, on August 10, 1998, or (ii) at such other time or place or on such other date as the parties hereto shall agree. The date on which the Closing is required to take place is herein referred to as the "Closing Date."

         2.2 Effective Date. Notwithstanding the date this Agreement is executed or the formal closing referenced above, the effective date of the transfer of the Shares shall be as of the beginning of business on July 1, 1998 (the "Effective Date").

                         ARTICLE III -- REPRESENTATIONS
                    AND WARRANTIES OF SELLER AND THE COMPANY

         Seller and the Company jointly and severally represent and warrant to Buyer that:

         3.1 Corporate Organization. The Company is a corporation duly organized, validly existing, and in good standing under the laws of the jurisdiction of its incorporation and has all requisite corporate power and corporate authority to own, lease, and operate its properties and to carry on its business as now being conducted. No actions or proceedings to dissolve the Company are pending.

         3.2 Qualification. The Company is duly qualified or licensed to do business and is in good standing in each of the jurisdictions set forth on
Schedule 3.2, which are all the jurisdictions in which it owns, leases or operates property or in which such qualification or licensing is required for the conduct of its business.

         3.3 Charter and Bylaws. The Company has made available to Buyer accurate and complete copies of (i) the Articles of Incorporation and Bylaws of the Company (certified by the Secretary of State of such Company's jurisdiction of incorporation and the secretary or an assistant secretary of such Company, respectively) as currently in effect, (ii) the stock records of the Company and
(iii) current minutes of the meetings of the Company's Board of Directors authorizing the transactions contemplated by this Agreement, any committees of such Board, and the Company's shareholders (and all consents in lieu of such meetings). Such records, minutes and consents accurately reflect the stock ownership of the Company and the actions taken by the Company's Board and the Company's shareholders as set forth therein. The Company is not in violation of any provision of its Articles of Incorporation or Bylaws.

         3.4 Capitalization of the Company. The authorized capital stock of the Company consists of 7,500 shares of Common Stock, par value $10.00 per share, of which 150 shares are outstanding and owned by Seller, and no shares are held in the Company's treasury. All outstanding shares of capital stock of the Company have been validly issued and are fully paid and nonassessable, and no shares of capital stock of the Company are subject to, nor have any been issued in violation of, preemptive or similar rights. All issuances, sales, and repurchases by the Company of shares of its capital stock have been effected in compliance with all Applicable Laws, including without limitation applicable federal and state securities laws. The Shares constitute (and at the Closing will constitute) all the outstanding shares of capital stock of the Company. Except as set forth above in this Section 3.4, there are (and as of the Closing Date there will be) outstanding (i) no shares of capital stock or other voting securities of the Company, (ii) no securities of the Company convertible into or exchangeable for shares of capital stock or other voting securities of the Company, (iii) no options or other rights to acquire from the Company, and no obligation of the Company to issue or sell, any shares of capital stock or other voting securities of the Company or any securities of the Company convertible into or exchangeable for such capital stock or voting securities and (iv) no equity equivalents, interests in the ownership or earnings or other similar rights of or with respect to the Company. There are (and as of the Closing Date there will be) no outstanding obligations of the Company to repurchase, redeem or otherwise acquire any of the foregoing shares, securities, options, warrants, equity equivalents, interests or rights.

         3.5  Authority Relative to This Agreement.

         (a) The Company has full corporate power and corporate authority to execute, deliver and perform this Agreement and to consummate the transactions contemplated hereby. The execution, delivery and performance by the Company of this Agreement, and the consummation by it of the transactions contemplated hereby, have been duly authorized by all necessary corporate action of the Company. This Agreement has been duly executed and delivered by the Company and constitutes, and each other agreement, instrument or document executed or to be executed by the Company in connection with the transactions contemplated hereby has been, or when executed will be, duly executed and delivered by the Company and constitutes, or when executed and delivered will constitute, a valid and legally binding obligation of the Company, enforceable against the Company in accordance with their respective terms, except that such enforceability may be limited by (i) applicable bankruptcy, insolvency, reorganization, moratorium and similar laws affecting creditors' rights generally and (ii) equitable principals which may limit the availability of certain equitable remedies (such as specific performance) in certain instances.

         (b) Seller has full legal right, power and authority to execute, deliver and perform this Agreement and to consummate the transactions contemplated hereby. This Agreement has been duly executed and delivered by Seller and constitutes, and each other agreement, instrument or document executed or to be executed by Seller in connection with the transactions contemplated hereby has been, or when executed will be, duly executed and delivered by Seller and constitutes, or when executed and delivered will constitute, a valid and legally binding obligation of Seller, enforceable against Seller in accordance with their respective terms, except that such enforceability may be limited by (i) applicable bankruptcy, insolvency, reorganization, moratorium and similar laws affecting creditors' rights generally and (ii) equitable principals which may limit the availability of certain equitable remedies (such as specific performance) in certain instances.

         3.6  Noncontravention.

         (a) Except as set forth on Schedule 3.6(a) attached hereto, the execution, delivery and performance by Seller and the Company of this Agreement and the consummation by them of the transactions contemplated hereby do not and will not (i) conflict with or result in a violation of any provision of the charter or bylaws of the Company, (ii) conflict with or result in a violation of any provision of or constitute (with or without the giving of notice or the passage of time or both) a default under or give rise (with or without the giving of notice or the passage of time or both) to any right of termination, cancellation or acceleration under, any bond, debenture, note, mortgage, indenture, lease, contract, agreement or other instrument or obligation to which the Company is a party or by which the Company or any of its properties may be bound, (iii) result in the creation or imposition of any Encumbrance upon the properties of the Company or (iv) assuming compliance with the matters referred to in Section 3.7, violate any Applicable Law binding upon the Company.

         (b) Except as set forth on Schedule 3.6(b) attached hereto, the execution, delivery, and performance by Seller of this Agreement and the consummation by Seller of the transactions contemplated hereby do not and will not (i) conflict with or result in a violation of any provision of or constitute (with or without the giving of notice or the passage of time or both) a default under or give rise (with or without the giving of notice or the passage of time or both) to any right of termination, cancellation or acceleration under, any contract, agreement, instrument or obligation to which Seller is a party or by which Seller or any of Seller's properties may be bound, (ii) result in the creation or imposition of any Encumbrance upon the properties of Seller or (iii) assuming compliance with the matters referred to in Section 3.7, violate any Applicable Law binding upon Seller.

         3.7 Governmental Approvals. Other than filings required by the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and routine filings under applicable federal and state securities laws, no consent, approval, order or authorization of or declaration, filing or registration with, any Governmental Entity is required to be obtained or made by any Seller or the Company in connection with the execution, delivery or performance by Seller and the Company of this Agreement or the consummation by them of the transactions contemplated hereby.

         3.8 No Subsidiaries. The Company does not own, directly or indirectly, any capital stock or other securities of any corporation or have any direct or indirect equity or ownership interest in any other person.

         3.9 Shares. Seller is (and at the Closing will be) the record and beneficial owner of, and upon consummation of the transactions contemplated hereby Buyer will acquire good, valid and marketable title to, the number of Shares set forth opposite the name of such Seller on Annex I, free and clear of all Encumbrances, other than (i) those that may arise by virtue of any actions taken by or on behalf of Buyer or its affiliates, (ii) restrictions on transfer that may be imposed by federal or state securities laws, or (iii) the security interest and pledge granted in favor of the Trust pursuant to the Pledge Agreement.

         3.10 Financial Statements. The Company has delivered to Buyer accurate and complete copies of (i) the Company' audited balance sheet as of October 31, 1997 and the related audited statements of income, and stockholders' equity for the year then ended, and the notes and schedules thereto, together with the unqualified report thereon of Armanino & McKenna, LLP, independent public accountants (the "Audited Financial Statements"), and (ii) the Company's unaudited balance sheet as of June 30, 1998 (the "Latest Balance Sheet"), and the related unaudited statements of income, and stockholders' equity for the eight-month period then ended (the "Unaudited Financial Statements"), certified by the Company's chief financial officer (collectively, the "Financial Statements"). The Financial Statements
(i) represent actual bona fide transactions, (ii) have been prepared from the books and records of the Company in conformity with generally accepted accounting principles applied on a basis consistent with preceding years throughout the periods involved, except that the Unaudited Financial Statements are not accompanied by notes or other textual disclosure required by generally accepted accounting principles, and (iii) accurately, completely, and fairly present the Company's financial position as of the respective dates thereof and its results of operations and cash flows/changes in financial position for the periods then ended. Except as noted in the Financial Statements or in Schedule
3.10 attached hereto, the statements of income included in the Financial Statements do not contain any items of special or nonrecurring income, and the balance sheets included in the Financial Statements do not reflect any write-up or revaluation increasing the book value of any assets, nor have there been any transactions since October 31, 1997 giving rise to special or nonrecurring income or any such write-up or revaluation.

         3.11 Absence of Undisclosed Liabilities. The Company does not have any material liabilities or obligations (whether accrued, absolute, contingent, unliquidated or otherwise, and whether due or to become due), except (i) liabilities reflected on the Latest Balance Sheet as of June 30, 1998, (ii) liabilities described in the notes accompanying the Audited Financial Statements, (iii) liabilities which have arisen since the date of the Latest Balance Sheet in the ordinary course of business (none of which is a material liability for breach of contract, breach of warranty, tort or infringement),
(iv) liabilities arising under executory contracts entered into in the ordinary course of business (none of which is a liability for breach of contract) or (v) liabilities specifically set forth on Schedule 3.11.

         3.12  Absence of Certain Changes.   Except as disclosed on Schedule
3.12, since June 30, 1998, (i) there has not been any material adverse change in or any event or condition that might reasonably be expected to result in any material adverse change in, the business, assets, results of operations, or condition (financial or otherwise) of the Company; (ii) the business of the Company has been conducted only in the ordinary course consistent with past practice; (iii) the Company has not incurred any material liability, engaged in any material transaction or entered into any material agreement outside the ordinary course of business consistent with past practice; (iv) the Company has not suffered any material loss, damage, destruction or other casualty to any of its assets (whether or not covered by insurance); and (v) the Company has not taken any of the actions set forth in Section 5.2 except as permitted thereunder.

         3.13  Tax Matters.  Except as disclosed on Schedule 3.13:

         (a) the Company has (and as of the Closing Date will have) duly filed all federal, state, local, and foreign Tax Returns required to be filed by or with respect to it with the IRS or other applicable Taxing authority, and no extensions with respect to such Tax Returns have (or as of the Closing Date will have) been requested or granted;

         (b) the Company has (and as of the Closing Date will have) paid or adequately reserved against in the Financial Statements, all Taxes due or claimed by any taxing authority to be due, from or with respect to it, except Taxes that are being contested in good faith by appropriate legal proceedings and for which adequate reserves have been set aside as disclosed on Schedule 3.13;

         (c) there has been no issue raised or adjustment proposed (and none is pending) by the IRS or any other taxing authority in connection with any of the Tax Returns;

         (d) the Company has (and as of the Closing Date will have) made all deposits required with respect to Taxes;

         (e) the federal income Tax Returns of the Company have not been audited by the IRS within the last five years;

         (f) no waiver or extension of any statute of limitations as to any federal, state, local or foreign Tax matter has been given by or requested from Company; and

         (g) the Company has not filed a consent under Section 341(f) of the Code.

         3.14 Compliance With Laws. The Company has complied with all Applicable Laws (including without limitation Applicable Laws relating to securities, properties, business products, manufacturing processes, advertising and sales practices, employment practices, terms and conditions of employment, wages and hours, safety, occupational safety, health, environmental protection, product safety and civil rights). Neither Seller nor the Company have received any written notice, which has not been dismissed or otherwise disposed of, that the Company has not so complied. The Company is not charged or, to the best knowledge of Seller and the Company, threatened with or, to the best knowledge of Seller and the Company, under investigation with respect to, any violation of any Applicable Law relating to any aspect of the business of the Company.

         3.15 Legal Proceedings. Except as disclosed on Schedule 3.15, there are no Proceedings pending or, to the best knowledge of Seller and the Company, threatened against or involving the Company (or any of its directors or officers in connection with the business or affairs of the Company) or any properties or rights of the Company. Except as disclosed on Schedule 3.15, any and all potential liability of the Company under such Proceedings is adequately covered (except for standard deductible amounts) by the existing insurance maintained by the Company described in Section 3.28. No judgment, order, writ, injunction or decree of any Governmental Entity has been issued or entered against the Company which continues to be in effect. There are no Proceedings pending or, to the best knowledge of Seller and the Company, threatened seeking to restrain, prohibit or obtain damages or other relief in connection with this Agreement or the transactions contemplated hereby.

         3.16 Title to Properties. The Company has good and marketable title to all properties (real, personal, and mixed, tangible and intangible) it owns or purports to own, including without limitation the properties reflected in its books and records and in the Latest Balance Sheet, other than those disposed of after the date of such balance sheet in the ordinary course of business consistent with past practice, free and clear of all Encumbrances, except (a) as disclosed on Schedule 3.16, (b) as set forth in the Latest Balance Sheet as securing specific liabilities, (c) liens for Taxes not yet due and payable or the validity of which is being contested in good faith by appropriate legal proceedings and for which adequate reserves have been set aside, (d) statutory liens (including materialmen's, mechanic's, repairmen's, landlord's, and other similar liens) arising in connection with the ordinary course of business securing payments not yet due and payable or, if due and payable, the validity of which is being contested in good faith by appropriate legal proceedings and for which adequate reserves have been set aside, and (e) such imperfections or irregularities of title, if any, as (A) are not substantial in character, amount or extent and do not materially detract from the value of the property subject thereto, (B) do not materially interfere with either the present or intended use of such property and (C) do not, individually or in the aggregate, materially interfere with the conduct of the Company's normal operations.

         3.17 Sufficiency and Condition of Properties. The properties owned, leased or used by the Company are in all material respects in the same operating condition and repair (ordinary wear and tear excepted) as when such properties were inspected by Buyer on or about June 24-25, 1998 and on or about July 15, 1998 (three days). Such properties and their uses conform to all Applicable Laws, and Seller and the Company have not received any notice to the contrary. All such tangible properties are in the Company's possession or under its control.

         3.18  Real Property.

         (a) Set forth on Schedule 3.18 is a list, by street address and (in the case of owned real property) deed reference, of all real property owned or leased by the Company (for purposes of this Section, the "Real Property"), and a list of all Encumbrances of any kind to which the Real Property is subject, and, with respect to leased Real Property, a list of the applicable leases. Except as set forth on Schedule 3.18, there are no persons (other than the Company) in possession of any portion of the Real Property as lessees, tenants at sufferance or trespassers, nor does any person (other than the Company) have a lease, tenancy or other right of occupancy or use of any portion of the Real Property. There exists no Proceeding or court order or building code provision, deed restriction or restrictive covenant (recorded or otherwise) or other private or public limitation, which might in any way impede or adversely affect the continued use of the Real Property by the Company in the manner it is currently used. The Company does not own any real property.

         (b) All the Real Property is zoned for the various purposes for which such Real Property is being used, and there exists no pending or, to the best knowledge of Seller and the Company, threatened Proceeding which might adversely affect the validity of such zoning.

         (c) The Real Property is connected to and serviced by water, sewage disposal, gas, telephone and electric facilities which are adequate for the current use of the Real Property and, to the best knowledge of Seller and the Company, are in compliance with all Applicable Laws. All public utilities required for the operation of the Real Property enter the Real Property through adjoining public streets or, if they pass through adjoining private land, do so in accordance with valid public easements, and all utility lines and mains located on the Real Property have been properly dedicated to, and are serviced and maintained by, the appropriate public or quasi-public entity.

         (d) The buildings, improvements and fixtures situated on the Real Property are in good condition and repair (excepting ordinary wear and tear and minor maintenance and repair problems which would normally be associated with such assets when used in connection with the operation of the Company's business).

         (e) Neither the whole nor any part of the Real Property is subject to any pending Proceeding for condemnation or other taking by any Governmental Entity, and, to the best knowledge of Seller and the Company, no such condemnation or other taking is contemplated or threatened.

         (f) Other than for routine maintenance or similar items, there are no material unpaid charges, debts, liabilities, claims or obligations arising from the construction, occupancy, ownership, use or operation of the Real Property or the buildings, improvements or fixtures situated thereon or the business operated thereon, which could give rise to any mechanic's or materialmen's or other statutory lien against the Real Property or the buildings, improvements or fixtures situated thereon or any part thereof or for which the Company will be responsible.

         (g) No Seller is a "foreign person" within the meaning of Sections 1445 and 7701 of the Code.

         3.19 Leased Property. The Company has good and valid leasehold interests in all properties held by it under lease. The lessee under each such lease has been in peaceable possession (or remedied any claims relating thereto) of the property covered thereby since the commencement of the original term of such lease. No waiver, indulgence or postponement of the lessee's obligations under any such lease has been granted by the lessor or of the lessor's obligations thereunder by the lessee. The lessee under each such lease is not in breach of or in default under such lease, nor has any event occurred which (with or without the giving of notice or the passage of time or both) would constitute a default by the lessee under such lease, and the lessee has not received any notice from, or given any notice to, the lessor indicating that the lessee or the lessor is in breach of or in default under such lease. To the best knowledge of Seller and the Company, none of the lessors under such leases is in breach thereof or in default thereunder. The lessee under each such lease has full right and power to occupy or possess, as the case may be, all the property covered by such lease.

         3.20 Inventory. All inventory (except for immaterial items but otherwise including raw materials, work-in-progress, and finished goods) and related supplies reflected on the Latest Balance Sheet or thereafter acquired and not disposed of in the ordinary course of business is in good condition and is merchantable, suitable and usable for the production or completion of merchantable products, for sale in the Company's ordinary course of business as first quality goods at normal mark-ups. None of such items (except for immaterial items) is obsolete, discontinued, returned, damaged, overage, or of below standard quality or merchantability, except for items that have been written down to realizable market value or for which adequate reserves have been provided in the Latest Balance Sheet. Each whole good item of inventory reflected on the Latest Balance Sheet or in the Company's books and records is valued at cost, plus freight in plus certain repair costs. Inventory is written down to market at the time of trade-in or at the end of each fiscal year. Parts inventory is valued at market price which the Company believes does not materially differ from cost. All items have not moved in five years have been written down to zero as of the last fiscal year-end inventory. The present quantities of all inventories of the Company are sufficient to serve adequately its customers in the ordinary course. Finished goods in such inventories conform to the applicable specifications of the Company, including all applicable warranties, whether express or implied, given in connection with the sales of such goods and under Applicable Laws, and are free from defects in design, workmanship, and material. The Company also maintains sufficient inventories of spare and replacement parts to meet repair and replacement obligations in the ordinary course, under applicable warranties or otherwise.

         3.21 Permits. Set forth on Schedule 3.21 is a list of all Permits held by the Company, which are all the Permits necessary or required for the conduct of the business of the Company as currently conducted. Each of such Permits is in full force and effect, the Company is in compliance with all its obligations with respect thereto, and, to the best knowledge of Seller and the Company, no event has occurred which permits or with or without the giving of notice or the passage of time or both would permit, the revocation or termination of any thereof. Except as disclosed on Schedule 3.21, no notice has been issued by any Governmental Entity and no Proceeding is pending or, to the best knowledge of Seller and the Company, threatened with respect to any alleged failure by the Company to have any Permit.

         3.22  Agreements.

         (a) All agreements, arrangements, and understandings of any nature (written or oral, formal or informal) other than agreements pursuant to which the Company leases equipment to third parties (collectively, for purposes of this Section, "agreements") to which the Company is a party or by which the Company or any of its properties is otherwise bound, regardless of amount or subject matter, that are material to the business, assets, results of operations, condition (financial or otherwise) or prospects of the Company are listed on Schedule 3.22.

         (b) The Company has delivered to Buyer accurate and complete copies of the agreements listed on Schedule 3.22. Each of such agreements is a valid and binding agreement of the parties thereto enforceable against them in accordance with its terms. No breach or default exists with respect to any of such agreements, and no event has occurred which, after the giving of notice or the passage of time or otherwise, will result in any such breach or default.

         3.23  ERISA.

         (a) Set forth on Schedule 3.23 is a list identifying each "employee benefit plan", as defined in Section 3(3) of ERISA, (i) which is subject to any provision of ERISA, (ii) which is maintained, administered or contributed to by the Company or any affiliate of the Company, and (iii) which covers any employee or former employee of the Company or any affiliate of the Company or under which the Company or any affiliate of the Company has any liability. The Company has delivered to Buyer accurate and complete copies of such plans (and, if applicable, the related trust agreements) and all amendments thereto and written interpretations thereof, together with (i) the three (3) most recent annual reports (Form 5500 including, if applicable, Schedule B thereto) prepared in connection with any such plan and (ii) the most recent actuarial valuation report prepared in connection with any such plan. Such plans are referred to in this Section 3.26 as the "Employee Plans". For purposes of this
Section 3.26 only, an "affiliate" of any person means any other person which, together with such person, would be treated as a single employer under Section 414 of the

Code. The only Employee Plans which individually or collectively would constitute an "employee pension benefit plan" as defined in Section 3(2) of ERISA are identified as such on Schedule 3.23.

         (b) Except as otherwise identified on Schedule 3.23, (i) no Employee Plan constitutes a "multiemployer plan", as defined in Section 3(37) of ERISA (for purposes of this Section, a "Multiemployer Plan"), (ii) no Employee Plan is maintained in connection with any trust described in Section 501(c)(9) of the Code, (iii) no Employee Plan is subject to Title IV of ERISA or to the minimum funding standards of ERISA and the Code, and (iv) during the past five years, neither the Company nor any of its affiliates have made or been required to make contributions to any Multiemployer Plan. There are no accumulated funding deficiencies as defined in Section 412 of the Code (whether or not waived) with respect to any Employee Plan. The fair market value of the assets held with respect to each Employee Plan which is an employee pension benefit plan, as defined in Section 3(2) of ERISA, exceeds the actuarially determined present value of all benefit liabilities accrued under such Employee Plan (whether or not vested) determined using reasonable actuarial assumptions. Neither the Company nor any affiliate of the Company has incurred any liability under Title IV of ERISA arising in connection with the termination of, or complete or partial withdrawal from, any plan covered or previously covered by Title IV of ERISA. The Company and all of the affiliates of the Company have paid and discharged promptly when due all liabilities and obligations arising under ERISA or the Code of a character which if unpaid or unperformed might result in the imposition of a lien against any of the assets of the Company. Nothing done or omitted to be done and no transaction or holding of any asset under or in connection with any Employee Plan has or will make the Company or any director or officer of the Company subject to any liability under Title I of ERISA or liable for any Tax pursuant to Section 4975 of the Code. There are no threatened or pending claims by or on behalf of the Employee Plans or by any participant therein, alleging a breach or breaches of fiduciary duties or violations of Applicable Laws which could result in liability on the part of the Company, its officers or directors or such Employee Plans, under ERISA or any other Applicable Law and there is no basis for any such claim.

         (c)  Each Employee Plan which is intended to be qualified under
Section 401(a) of the Code is so qualified and has been so qualified since the date of its adoption, and each trust forming a part thereof is exempt from Tax pursuant to Section 501(a) of the Code. Set forth on Schedule 3.23 is a list of the most recent IRS determination letters with respect to any such Plans, accurate and complete copies of which letters have been delivered to Buyer. Each Employee Plan has been maintained in compliance with its terms and with the requirements prescribed by all Applicable Laws, including but not limited to ERISA and the Code, which are applicable to such Plans.

         (d)  To the extent not listed on Schedule 3.22, there is set forth on
Schedule 3.23 a list of each employment, severance or other similar contract, arrangement or policy and each plan or arrangement (written or oral) providing for insurance coverage (including any self-insured arrangements), workers' compensation, disability benefits, supplemental unemployment benefits, vacation benefits, retirement benefits, deferred compensation, profit-sharing, bonuses, stock options, stock appreciation rights or other forms of incentive compensation or post-retirement insurance, compensation or benefits which (i) is not an Employee Plan, (ii) is entered into, maintained or contributed to, as the case may be, by the Company or any affiliate of the Company, and (iii) covers any employee or former employee of the Company or any affiliate of the Company or under which the Company or any affiliate of the Company has any liability. Such contracts, plans, and arrangements as are described in the preceding sentence are referred to for purposes of this Section 3.23 as the "Benefit Arrangements". Each Benefit Arrangement has been maintained in substantial compliance with its terms and with the requirements prescribed by Applicable Laws.

         (e) Neither the Company nor any affiliate of the Company has performed any act or failed to perform any act, and there is no contract, agreement, plan, or arrangement covering any employee or former employee of the Company or any affiliate of the Company, that, individually or collectively, could give rise to the payment of any amount that would not be deductible pursuant to the terms of Section 162(a)(1) or 280G of the Code or Section 162(i)(2) of the Code prior to its amendment by the Technical and Miscellaneous Revenue Act of 1988, or could give rise to any penalty or excise Tax pursuant to Section 4980B or 4999 of the Code.

         (f) Except as disclosed on Schedule 3.23, there has been no amendment, written interpretation, or announcement (whether or not written) by the Company or any affiliate of the Company of or relating to, or change in employee participation or coverage under, any Employee Plan or Benefit Arrangement which would increase materially the expense of maintaining such Employee Plan or Benefit Arrangement above the level of the expense incurred in respect thereof for the fiscal year ended December 31, 1997.

         (g)  The representations and warranties set forth in Sections 3.23(b),
(c), (d) and (e) above are made to the best of Seller's knowledge to the extent they relate to occurrences or matters arising after October 31, 1997, but are not so qualified with respect to occurrences or matters arising or in existence on or prior to October 31, 1997.

         3.24  Environmental Matters.

         (a) Except as disclosed in Schedule 3.24 or in the Phase I and Phase II Reports prepared by Law Engineering on behalf of Buyer, neither the Company nor any property owned or leased by the Company (for purposes of this Section, the "Property") is in violation of, or subject to any pending or, to the best knowledge of Seller and the Company, threatened Proceeding under, or subject to any remedial obligations under, any Applicable Laws pertaining to health, safety, the environment, Hazardous Substances, or Solid Wastes (such Applicable Laws as they now exist or are hereafter enacted and/or amended are collectively, for purposes of this Section 3.24, called "Applicable Environmental Laws"), including without limitation the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended by the Superfund Amendments and Reauthorization Act of 1986 (as amended, for purposes of this Section 3.24, called "CERCLA"), the Resource Conservation and Recovery Act of 1976, as amended by the Used Oil Recycling Act of 1980, the Solid Waste Disposal Act Amendments of 1980, and the Hazardous and Solid Waste Amendments of 1984 (as amended, for purposes of this Section, called "RCRA"), and other applicable federal or state environmental conservation or protection laws. No asbestos, material containing asbestos that is or may become friable, or material containing asbestos deemed hazardous by Applicable Laws, has been installed in any Property. The representations and warranties set forth in the preceding sentences of this Section would continue to be true and correct following disclosure to the applicable Governmental Entities of all relevant facts, conditions and circumstances, if any, pertaining to the Property.

         (b) Except as set forth on Schedule 3.24, the Company has not obtained and is not required to obtain any Permits to construct, occupy, operate, or use any buildings, improvements, fixtures, equipment or other tangible property forming a part of the Property by reason of any Applicable Environmental Laws.

         (c) The terms "Hazardous Substance" and "Release" shall have the meanings specified in CERCLA, and the terms "Solid Waste" and "Disposal" (or "Disposed") shall have the meanings specified in RCRA; provided that in the event either CERCLA or RCRA is amended so as to broaden the meaning of any term defined thereby, such broader meaning shall apply subsequent to the effective date of such amendment; and provided further, that to the extent the laws of the jurisdiction in which the Property is located establish a meaning for "Hazardous Substance", "Release", "Solid Waste", or "Disposal" (or "Disposed") which is broader than that specified in either CERCLA or RCRA, such broader meaning shall apply.

         3.25  Labor Relations.

         (a) Except as disclosed on Schedule 3.25, (i) there are no collective bargaining agreements or other similar agreements, arrangements, or understandings, written or oral, with employees as a group to or by which the Company is a party or is bound; (ii) no employees of the Company are represented by any labor organization, collective bargaining representative, or group of employees; (iii) no labor organization, collective bargaining representative, or group of employees claims to represent a majority of the employees of the Company in an appropriate unit of the Company; (iv) the Company has not been involved with any representational campaign by any union or other organization or group seeking to become the collective bargaining representative of any of its employees or been subject to or, to the best knowledge of Seller and the Company, threatened with any strike or other concerted labor activity or dispute; and (v) the Company is not obligated to bargain collectively with respect to wages, hour, and other terms and conditions of employment with any recognized or certified labor organization, collective bargaining representative or group of employees.

         (b) The Company is in compliance with all Applicable Laws pertaining to employment and employment practices and wages, hour, and other terms and conditions of employment in respect of its employees and is not engaged in any unfair labor practices or unlawful employment practices. There is no pending or, to the best knowledge of Seller and the Company, threatened Proceeding by or before, and the Company is not subject to any judgment, order, writ, injunction or decree of or inquiry from, the National Labor Relations Board, the Equal Employment Opportunity Commission, the Department of Labor, or any other Governmental Entity in connection with any current, former or prospective employee of the Company.

         (c) Seller and the Company believe that relations with the employees of the Company are satisfactory.

         3.26 Employees. Set forth on Schedule 3.26 is a list of (a) all directors and officers of the Company, and (b) the name, social security number, and dates of employment by the Company of each employee and consultant of the Company as of June 30, 1998, together with the total amounts of salary, bonuses and other compensation paid by the Company to each such person for the current fiscal year. The consummation of the transactions contemplated by this Agreement will not result in the incurring of any severance pay obligations to any person employed by the Company. Except as set forth on Schedule 3.26, neither Seller, nor any affiliate of Seller has entered into any type of employment or consulting agreement, written or oral, with any employee of the Company, nor has Seller or any affiliate of Seller engaged in discussions with any such employee relating thereto.

         3.27 Insider Interests. Except as disclosed on Schedule 3.27, no shareholder, director, officer or employee of the Company or any associate of any such shareholder, director, officer or employee is presently, directly or indirectly, a party to any transaction with the Company, including, without limitation, any agreement, arrangement, or understanding, written or oral, providing for the employment of, furnishing of services by, rental of real or personal property from, or otherwise requiring payments to any such shareholder, director, officer, employee or associate. To the best knowledge of Seller and the Company, no shareholder, director, officer or employee of the Company, any associate of any such shareholder, director, officer or employee owns, directly or indirectly, any interest in, or serves as a director, officer or employee of, any customer, supplier, or competitor of the Company. For purposes of this Section 3.31 only, an "associate" of any shareholder, director, officer or employee means any member of the immediate family of such shareholder, director, officer or employee or any corporation, partnership, trust or other entity in which such shareholder, director, officer or employee has a substantial ownership or beneficial interest (other than an interest in a public corporation which does not exceed three percent of its outstanding securities) or is a director, officer, partner, or trustee or person holding a similar position.

         3.28 Insurance. Set forth on Schedule 3.28 is a list of all policies of fire, liability, casualty, life, and other insurance owned or held by the Company that are currently in effect. Such policies are in full force and effect and represent such coverage as is customary for companies engaged in lines of business similar to those of the Company. No event has occurred nor, to the best knowledge of the Company and Seller, does any fact or condition exist which would render any of such policies void or voidable or subject any of such policies to cancellation or termination. The Company has given timely notice to the appropriate insurance carrier of all pending or threatened claims against it that are insured. Schedule 3.28 also lists all pending and threatened insured claims that are not listed on Schedule 3.15.

         3.29  Bank Accounts and Powers of Attorney.  Set forth on Schedule
3.29 are (i) the name and address of each bank or other financial institution in which the Company has an account or a safe deposit box, the account and safe deposit box numbers thereof, and the names of all persons authorized to draw thereon or to have access thereto, (ii) the names of all persons authorized to borrow funds on behalf of the Company and the names of all entities from which they are authorized to borrow funds, and (iii) the names of all persons, if any, holding powers of attorney from the Company.

         3.30 Books and Records. All of the current books and records of the Company, including all personnel files, employee data and other materials relating to employees, are substantially complete and correct. Such books and records accurately and fairly reflect, in reasonable detail and in all material respects, all transactions, assets, and liabilities of the Company.

         3.31 Illegal Payments. To the best knowledge of Seller and the Company, none of Seller or the Company or any director, officer, employee or agent of any Seller or the Company has, directly or indirectly, paid or delivered any fee, commission, or other sum of money or item of property however characterized to any broker, finder, agent, government official, or other person, in the United States or any other country, in any manner related to the business or operations of the Company, which such Seller or the Company or any such director, officer, employee or agent knows or has reason to believe to have been illegal under any Applicable Law.

         3.32 Brokerage Fees. Neither Seller nor any of his affiliates has retained any financial advisor, broker, agent or finder or paid or agreed to pay any financial advisor, broker, agent or finder on account of this Agreement or any transaction contemplated hereby. Seller shall indemnify and hold harmless Buyer from and against any and all losses, claims, damages and liabilities (including legal and other expenses reasonably incurred in connection with investigating or defending any claims or actions) with respect to any finder's fee, brokerage commission or similar payment in connection with any transaction contemplated hereby asserted by any person on the basis of any act or statement made or alleged to have been made by the Seller or any of such Seller's affiliates.

         3.33 Disclosure. No representation or warranty made by Seller or the Company in this Agreement contains or will contain, at the time of delivery, any untrue statement of a material fact or omits or will omit, at the time of delivery, to state any material fact necessary in order to make the statements contained therein, in light of the circumstances under which they are made, not misleading.

         3.34 Representations and Warranties on Closing Date. The representations and warranties made in this Article III will be true and correct on and as of the Closing Date with the same force and effect as if such representations and warranties had been made on and as of the Closing Date, except that any such representations and warranties which expressly relate only to an earlier date shall be true and correct on the Closing Date as of such earlier date.

                         ARTICLE IV -- REPRESENTATIONS
                            AND WARRANTIES OF BUYER

         Buyer represents and warrants to Seller and the Company that:

         4.1 Corporate Organization. Buyer is a corporation duly organized, validly existing, and in good standing under the laws of the jurisdiction of its incorporation and has all requisite corporate power and corporate authority to own, lease, and operate its properties and to carry on its business as now being conducted.

         4.2 Authority Relative to This Agreement. Buyer has full corporate power and corporate authority to execute, deliver, and perform this Agreement and to consummate the transactions contemplated hereby. The execution, delivery, and performance by Buyer of this Agreement, and the consummation by it of the transactions contemplated hereby, have been duly authorized by all necessary corporate action of Buyer. This Agreement has been duly executed and delivered by Buyer and constitutes, and each other agreement, instrument, or document executed or to be executed by Buyer in connection with the transactions contemplated hereby has been, or when executed will be, duly executed and delivered by Buyer and constitutes, or when executed and delivered will constitute, a valid and legally binding obligation of Buyer, enforceable against Buyer in accordance with their respective terms, except that such enforceability may be limited by (i) applicable bankruptcy, insolvency, reorganization, moratorium, and similar laws affecting creditors' rights generally and (ii) equitable principles which may limit the availability of certain equitable remedies (such as specific performance) in certain instances.

         4.3 Noncontravention. The execution, delivery and performance by Buyer of this Agreement and the consummation by it of the transactions contemplated hereby do not and will not (i) conflict with or result in a violation of any provision of the charter or bylaws of Buyer, (ii) conflict with or result in a violation of any provision of, or constitute (with or without the giving of notice or the passage of time or both) a default under, or give rise (with or without the giving of notice or the passage of time or both) to any right of termination, cancellation or acceleration under, any bond, debenture, note, mortgage, indenture, lease, contract, agreement, or other instrument or obligation to which Buyer is a party or by which Buyer or any of its properties may be bound, (iii) result in the creation or imposition of any Encumbrance upon the properties of Buyer or (iv) assuming compliance with the matters referred to in Section 4.4, violate any Applicable Law binding upon Buyer.

         4.4 Governmental Approvals. No consent, approval, order or authorization of, or declaration, filing, or registration with, any Governmental Entity is required to be obtained or made by Buyer in connection with the execution, delivery or performance by Buyer of this Agreement or the consummation by it of the transactions contemplated hereby, other than (i) compliance with any applicable requirements of the Securities Act; (ii) compliance with any applicable requirements of the Exchange Act; (iii) compliance with any applicable state securities laws, and (iv) filings with Governmental Entities to occur in the ordinary course following the consummation of the transactions contemplated hereby.

         4.5 Purchase for Investment. The Buyer is acquiring the Shares for investment for its own account, not as a nominee or agent, and not with a view to the resale or distribution of any part thereof to the public.

         4.6 Brokerage Fees. Neither Buyer nor any of its affiliates has retained any financial advisor, broker, agent or finder or paid or agreed to pay any financial advisor, broker, agent or finder on account of this Agreement or any transaction contemplated hereby. Buyer shall indemnify and hold harmless Seller from and against any and all losses, claims, damages and liabilities (including legal and other expenses reasonably incurred in connection with investigating or defending any claims or actions) with respect to any finder's fee, brokerage commission or similar payment in connection with any transaction contemplated hereby asserted by any person on the basis of any act or statement made or alleged to have been made by Buyer or any of its affiliates.

         4.7 Representations and Warranties on Closing Date. The representations and warranties made in this Article IV will be true and correct on and as of the Closing Date with the same force and effect as if such representations and warranties had been made on and as of the Closing Date, except that any such representations and warranties which expressly relate only to an earlier date shall be true and correct on the Closing Date as of such earlier date.

              ARTICLE V -- CONDUCT OF THE COMPANY PENDING CLOSING

         Seller and the Company hereby jointly and severally covenant and agree with Buyer as follows:

         5.1 Conduct and Preservation of Business. Except as contemplated by this Agreement, during the period from the date hereof to the Closing, the Company (i) shall conduct its operations according to its ordinary course of business consistent with past practice and in compliance with all Applicable Laws; (ii) shall use its reasonable best efforts to preserve, maintain and protect its properties and (iii) shall use its reasonable best efforts to preserve intact its business organization, to keep available the services of its officers and employees, and to maintain existing relationships with licensors, licensees, suppliers, contractors, distributors, customers and others having business relationships with it.

         5.2 Restrictions on Certain Actions. Without limiting the generality of the foregoing, and except as otherwise expressly provided in this Agreement, prior to the Closing, the Company shall not, without the prior written consent of Buyer:

         (a)  amend its charter or bylaws;

         (b) (i) issue, sell or deliver (whether through the issuance or granting of options, warrants, commitments, subscriptions, rights to purchase or otherwise) any shares of its capital stock of any class or any other securities or equity equivalents or (ii) amend in any respect any of the terms of any such securities outstanding as of the date hereof;

         (c)  (i) split, combine or reclassify any shares of its capital stock;
(ii) declare, set aside or pay any dividend or other distribution (whether in cash, stock, or property or any combination thereof) in respect of its capital stock; (iii) repurchase, redeem or otherwise acquire any of its securities or
(iv) adopt a plan of complete or partial liquidation or resolutions providing for or authorizing a liquidation, dissolution, merger, consolidation, restructuring, recapitalization or other reorganization of the Company;

         (d) (i) except in the ordinary course of business consistent with past practice, create, incur, guarantee or assume any indebtedness for borrowed money or otherwise become liable or responsible for the obligations of any other person; (ii) make any loans, advances or capital contributions to, or investments in, any other person; (iii) pledge or otherwise encumber shares of capital stock of the Company or (iv) except in the ordinary course of business consistent with past practice, mortgage or pledge any of its assets, tangible or intangible, or create or suffer to exist any lien thereupon;

         (e) (i) enter into, adopt or (except as may be required by law) amend or terminate any bonus, profit sharing, compensation, severance, termination, stock option, stock appreciation right, restricted stock, performance unit, stock equivalent, stock purchase, pension, retirement, deferred compensation, employment, severance, or other employee benefit agreement, trust, plan, fund or other arrangement for the benefit or welfare of any director, officer or
(ii) except for normal increases in the ordinary course of business consistent with past practice that, in the aggregate, do not result in a material increase in benefits or compensation expense to the Company, increase in any manner the compensation or fringe benefits of any director, officer, or employee or (iii) pay to any director, officer or employee any benefit not required by any employee benefit agreement, trust, plan, fund or other arrangement as in effect on the date hereof;

         (f) acquire, sell, lease, transfer or otherwise dispose of, directly or indirectly, any assets outside the ordinary course of business consistent with past practice or any assets that in the aggregate are material to the Company;

         (g) acquire (by merger, consolidation or acquisition of stock or assets or otherwise) any corporation, partnership or other business organization or division thereof;

         (h) except as set forth on Schedule 5.2, make any capital expenditure or expenditures which, individually, is in excess of $25,000 or, in the aggregate, are in excess of $250,000;

         (i) make any Tax election or settle or compromise any federal, state, local or foreign Tax liability;

         (j) except as set forth on Schedule 5.2, pay, discharge, or satisfy any claims, liabilities or obligations (whether accrued, absolute, contingent, unliquidated or otherwise, and whether asserted or unasserted), other than the payment, discharge, or satisfaction in the ordinary course of business consistent with past practice, or in accordance with their terms, of liabilities reflected or reserved against in the Latest Balance Sheet or incurred since June 30, 1998 in the ordinary course of business consistent with past practice; provided, however, that in no event shall the Company repay any long-term indebtedness except to the extent required by the terms thereof;

         (k) enter into any lease, contract, agreement, commitment, arrangement or transaction outside the ordinary course of business consistent with past practice;

         (l) amend, modify or change any existing lease, contract or agreement other than in the ordinary course of business consistent with past practice;

         (m) waive, release, grant or transfer any rights of value, other than in the ordinary course of business consistent with past practice;

         (n) other than in the ordinary course of business, lay off any of its employees;

         (o)  change any of its banking or safe deposit arrangements;

         (p) change any of the accounting principles or practices used by it, except for any change required by reason of a concurrent change in generally accepted accounting principles and notice of which is given in writing by the Company to Buyer;

         (q) take any action which would or might make any of the representations or warranties of Seller or the Company contained in this Agreement untrue or inaccurate as of any time from the date of this Agreement to the Closing or would or might result in any of the conditions set forth in this Agreement not being satisfied; or

         (r) authorize or propose, or agree in writing or otherwise to take, any of the actions described in this Section 5.2.

                      ARTICLE VI -- ADDITIONAL AGREEMENTS

         6.1 Access to Information. Between the date hereof and the Closing, Seller and the Company (i) shall give Buyer and its authorized representatives reasonable access to all employees, all plants, offices, warehouses, and other facilities, and all books and records, including work papers and other materials prepared by the Company's independent public accountants, of the Company, (ii) shall permit Buyer and its authorized representatives to make such inspections as they may reasonably require, and (iii) shall cause the Company's officers to furnish Buyer and its authorized representatives with such financial and operating data and other information with respect to the Company as Buyer may from time to time reasonably request; provided, however, that no investigation pursuant to this Section shall affect any representation or warranty of Seller or the Company contained in this Agreement (except as otherwise expressly provided in any such representation or warranty) or in any agreement, instrument, or document delivered pursuant hereto or in connection herewith; and provided further that Seller and the Company shall have the right to have a representative present at all times.

         6.2 Third Party Consents. Seller and the Company shall each use its reasonable best efforts to obtain all consents, approvals, orders, authorizations and waivers of, and to effect all declarations, filings and registrations with, all third parties (including Governmental Entities) that are necessary, required or deemed by Buyer to be desirable to enable Seller to transfer the Shares to Buyer as contemplated by this Agreement and to otherwise consummate the transactions contemplated hereby. All costs and expenses of obtaining or effecting any and all of the consents, approvals, orders, authorizations, waivers, declarations, filings and registrations referred to in this Section 6.2 shall be borne by Buyer.

         6.3  Employment and Noncompetition Agreements.

         (a) Carlston and the Company shall enter into an employment and noncompetition agreement (the "Carlston Employment Agreement") at (and subject to the occurrence of) the Closing pursuant to which the Company shall agree to employ Seller as President of the Company for the period and on the terms set forth therein and the Seller shall agree not to compete, directly or indirectly, with the Company for the period and in the area of interest set forth therein. The Carlston Employment Agreement shall be in substantially the form set forth as Exhibit 6.3(a).

         (b) Donald Christl ("Christl") and the Company shall enter into an employment agreement (the "Christl Employment Agreement") at (and subject to the occurrence of) the Closing pursuant to which the Company shall agree to employ Christl as a Vice President of the Company for the period and on the terms set forth therein. The Christl Employment Agreement shall be in substantially the form set forth as Exhibit 6.3(b).

         6.4 Schedules To Be Agreed. Notwithstanding references in this Agreement to the contrary, the parties have entered into this Agreement without attaching any of the Schedules referred to herein as being attached hereto (such Schedules, the "Schedules to be Agreed"). Prior to the Closing, the Seller will prepare proposed forms of the Schedules to be Agreed and submit such proposed forms to Buyer for approval. Agreement by all of the parties hereto on the form and substance of the Schedules to be Agreed shall be a condition to each party's obligations hereunder.

         6.5 Public Announcements. Except as may be required by Applicable Law or the NASDAQ National Market System market rules here, neither Buyer, on the one hand, nor Seller and the Company, on the other, shall issue any press release or otherwise make any public statement with respect to this Agreement or the transactions contemplated hereby without the prior written consent of the other party.

         6.6 Notice of Litigation. Until the Closing, (i) Buyer, upon learning of the same, shall promptly notify Seller of any Proceeding which is commenced or threatened against Buyer and which affects this Agreement or the transactions contemplated hereby and (ii) Seller and the Company, upon learning of the same, shall promptly notify Buyer of any Proceeding which is commenced or threatened against Seller or the Company and which affects this Agreement or the transactions contemplated hereby and any Proceeding which is commenced or threatened against any Seller or the Company and which would have been listed on Schedule 3.15 if such Proceeding had arisen prior to the date hereof.

         6.7 Notification of Certain Matters. Seller and the Company shall give prompt notice to Buyer of (i) the occurrence or nonoccurrence of any event the occurrence or nonoccurrence of which would be likely to cause any representation or warranty contained in Article III to be untrue or inaccurate in any material respect at or prior to the Closing and (ii) any failure of Seller or the Company to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied in any material respect by such person hereunder. Buyer shall give prompt notice to Seller of (i) the occurrence or nonoccurrence of any event the occurrence or nonoccurrence of which would be likely to cause any representation or warranty contained in
Article IV to be untrue or inaccurate in any material respect at or prior to the Closing and (ii) any failure of Buyer to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied in any material respect by such person hereunder. The delivery of any notice pursuant to this Section 6.7 shall not be deemed to (i) modify the representations or warranties hereunder of the party delivering such notice, (ii) modify the conditions set forth in Articles VII and VIII or (iii) limit or otherwise affect the remedies available hereunder to the party receiving such notice.

         6.8 Fees and Expenses. Except as otherwise expressly provided in this Agreement, all fees and expenses of Carlston, the Trust and the Company, including fees and expenses of counsel, financial advisors and accountants, incurred in connection with this Agreement and the transactions contemplated hereby, up to a maximum aggregate amount of $50,000, shall be paid by the Company if the Closing shall occur, and by Buyer if the Closing does not occur, and all such fees and expenses of Carlston, the Trust and the Company over $50,000 shall be paid by Carlston and the Trust. All fees and expenses of Buyer, including fees and expenses of counsel, financial advisors and accountants, incurred in connection with this Agreement and the transactions contemplated hereby, shall be paid by Buyer, whether or not the Closing shall occur.

         6.9 Transfer Taxes. All sales and transfer Taxes and fees (including all real estate transfer and closing Taxes and recording fees, if any) incurred in connection with this Agreement and the transactions contemplated hereby shall be borne by Buyer, and Buyer shall file all necessary documentation with respect to, and make all payments of, such Taxes and fees on a timely basis.

         6.10 Releases of Guaranties. Within sixty (60) days after the Closing Date, Buyer shall take all necessary steps to cause Carlston to be released from any agreements it may have as guarantor, codebtor, cosigner or surety for or in connection with the Company or its obligations, provided that such obligations are reflected in the Financial Statements or Schedule 6.10 hereto, and Buyer shall defend and indemnify Carlston against any and all claims, demands, liabilities, costs, and damages under any such agreements. The failure of Buyer to obtain the releases required by this Section 6.10 within the specified sixty (60) day period shall constitute an event of default under the Promissory Note.

         6.11 Negative Covenants. Notwithstanding any provision contained herein to the contrary, until the Promissory Note is repaid in full, the Company and the Buyer shall not cause, or permit the Company to take, any of the following action without first obtaining the consent of Carlston:

         (a) commencing any business or line of business which is inconsistent with the current business of the Company in any material respect or making any fundamental changes to the nature of the business of the Company;

         (b) voluntarily liquidating or dissolving the Company or filing a voluntary petition by the Company pursuant to Chapter 7 or Chapter 11 of the bankruptcy act;

         (c) merging, consolidating or reorganizing the Company with another entity;

         (d) admitting a new shareholder or otherwise issuing or selling any equity securities of the Company or any warrant, option or right (whether contingent or otherwise) to purchase or acquire any equity securities in the Company to any person or entity;

         (e) engaging in any transaction or series of transactions, or taking any action or actions, the result of which is to cause the net worth of the Company (as determined in accordance with GAAP) to be less than $14,000,000; or

         (f)  amending its articles of incorporation.

         6.12 Reporting. Until the Promissory Note is paid in full, the Buyer will deliver to Carlston, promptly when available, the annual, quarterly and monthly financial statements of the Company.

         6.13 Survival of Covenants. Except for any covenant or agreement which by its terms expressly terminates as of a specific date, the covenants and agreements of the parties hereto contained in this Agreement shall survive the Closing without contractual limitation.

                          ARTICLE VII -- CONDITIONS TO
                             OBLIGATIONS OF SELLER

         The obligations of the Seller to consummate the transactions contemplated by this Agreement shall be subject to the fulfillment on or prior to the Closing Date of each of the following conditions:

         7.1 Representations and Warranties True. All the representations and warranties of Buyer contained in this Agreement, and in any agreement, instrument, or document delivered pursuant hereto or in connection herewith on or prior to the Closing Date, shall be true and correct on and as of the Closing Date as if made on and as of such date, except as affected by transactions contemplated or permitted by this Agreement and except to the extent that any such representation or warranty is made as of a specified date, in which case such representation or warranty shall have been true and correct as of such specified date.

         7.2 Covenants and Agreements Performed. Buyer shall have performed and complied with all covenants and agreements required by this Agreement to be performed or complied with by it on or prior to the Closing Date.

         7.3 Legal Proceedings. No Proceeding shall, on the Closing Date, be pending or threatened seeking to restrain, prohibit, or obtain damages or other relief in connection with this Agreement or the consummation of the transactions contemplated hereby.

         7.4 Other Documents. Seller shall have received the certificates, instruments, and documents listed below:

         (a) The Cash Portion of the Purchase Price to be delivered to the Seller pursuant to Section 1.2.

         (b)  The Promissory Note to be delivered to the Seller pursuant to
Section 1.2, registered in the name of the Seller and duly executed by Buyer.

         (c)  The Pledge Agreement to be delivered to the Seller pursuant to
Section 1.2, together with the stock certificates representing the Shares duly endorsed in blank, or accompanied by stock powers duly executed in blank, and otherwise in form acceptable to Buyer for transfer on the books of the Company, all duly executed by Buyer.

         (d) Such other certificates, instruments, and documents as may be reasonably requested by Seller prior to the Closing Date to carry out the intent and purposes of this Agreement.

         7.5 Employment Agreements. The Company shall have entered into the Carlston Employment Agreement and the Christl Employment Agreement at the Closing.

         7.6 Certificate. Seller shall have received a certificate executed by on behalf of the Buyer by the president or the vice president-finance of Buyer, dated the Closing Date, representing and certifying, in such detail as the Seller may reasonably request, that the conditions set forth in this
Article VII have been fulfilled and that Buyer is not in breach of any provision of this Agreement.

         7.7 New Lease Agreements. At or prior to the Closing, the Company and Carlston shall have entered into new lease agreements for the four Company facilities owned by Carlston located at 1333 Atlantic Street, Union City, California, 1195 East Glendale Avenue, Sparks, Nevada, 2330 East Date Avenue, Fresno, California, and 7518 Pacific Avenue, Pleasant Grove, California, which lease agreements shall be in form and substance reasonably acceptable to each of Carlston, the Company and Buyer.

         7.8 Schedules To Be Agreed. At or prior to the Closing, the Company, Buyer, the Trust and Carlston shall have agreed on the Schedules to be Agreed, which Schedules to be Agreed shall be in form and substance reasonably acceptable to each of Carlston, the Company, the Trust and Buyer.

                         ARTICLE VIII -- CONDITIONS TO
                              OBLIGATIONS OF BUYER

         The obligations of Buyer to consummate the transactions contemplated by this Agreement shall be subject to the fulfillment on or prior to the Closing Date of each of the following conditions:

         8.1 Representations and Warranties True. All the representations and warranties of Seller and the Company contained in this Agreement shall be true and correct in all material respects on and as of the Closing Date as if made on and as of such date, except as affected by transactions contemplated or permitted by this Agreement and except to the extent that any such representation or warranty is made as of a specified date, in which case such representation or warranty shall have been true and correct as of such specified date.

         8.2 Covenants and Agreements Performed. Seller and the Company shall have performed and complied with all covenants and agreements required by this Agreement to be performed or complied with by them on or prior to the Closing Date.

         8.3 Certificate. Buyer shall have received a certificate executed by each Seller and on behalf of the Company by the president and the vice president-finance of the Company, dated the Closing Date, representing and certifying, in such detail as Buyer may reasonably request, that the conditions set forth in this Article VIII have been fulfilled and that Seller and the Company are not in breach of any provision of this Agreement.

         8.4  [Intentionally omitted]

         8.5 Legal Proceedings. No Proceeding shall, on the Closing Date, be pending or threatened seeking to restrain, prohibit or obtain damages or other relief in connection with this Agreement or the consummation of the transactions contemplated hereby.

         8.6 Consents. All consents and approvals of third parties (including Governmental Entities) required to be obtained by or on the part of the parties hereto or otherwise necessary for the consummation of the transactions contemplated hereby shall have been obtained, and all thereof shall be in full force and effect at the time of Closing.

         8.7 No Material Adverse Change. Since June 30, 1998, there shall not have been any material adverse change in the business, assets, results of operations, condition (financial or otherwise), or prospects of the Company.

         8.8 Employment Agreements. Carlston shall have entered into the Carlston Employment Agreement with the Company, and Christl shall have entered into the Christl Employment Agreement with the Company.

         8.9 Other Documents. Buyer shall have received the certificates, instruments, and documents listed below:

         (a) The stock certificates representing the Shares duly endorsed in blank, or accompanied by stock powers duly executed in blank, and otherwise in form acceptable to Buyer for transfer on the books of the Company, provided, however, stock certificates representing the Shares shall in turn be redelivered to Seller pursuant to and in accordance with the terms of the Pledge Agreement.

         (b) The minute books, stock records, and corporate seal of the Company.

         (c) The written resignation from the Board of Directors of the Company of each member of such Board, such resignation to be effective concurrently with the Closing on the Closing Date.

         (d) The written resignation as an officer of the Company of each officer of the Company (other than Carlston and Christl), such resignation to be effective concurrently with the Closing on the Closing Date.

         (e) A copy of the resolutions of the Board of Directors of the Company authorizing the execution, delivery, and performance by the Company of this Agreement, certified by the secretary or an assistant secretary of the Company.

         (f) Such other certificates, instruments, and documents as may be reasonably requested by Buyer prior to the Closing Date to carry out the intent and purposes of this Agreement.

         8.10 New Lease Agreements. At or prior to the Closing, the Company and Carlston shall have entered into new lease agreements for the four Company facilities owned by Carlston located at 1333 Atlantic Street, Union City, California, 1195 East Glendale Avenue, Sparks, Nevada, 2330 East Date Avenue, Fresno, California, and 7518 Pacific Avenue, Pleasant Grove, California, which lease agreements shall be in form and substance reasonably acceptable to each of Carlston, the Company and Buyer.

         8.11 Schedules To Be Agreed. At or prior to the Closing, the Company, Buyer, the Trust and Carlston shall have agreed on the Schedules to be Agreed, which Schedules to be Agreed shall be in form and substance reasonably acceptable to each of Carlston, the Company, the Trust and Buyer.

                ARTICLE IX -- TERMINATION, AMENDMENT AND WAIVER

         9.1 Termination. This Agreement may be terminated and the transactions contemplated hereby abandoned at any time prior to the Closing in the following manner:

         (a)  by mutual written consent of Seller and Buyer; or

         (b)  by either Seller or Buyer, if:

                      (i) the Closing shall not have occurred on or before August 31, 1998, unless such failure to close shall be due to a breach of this Agreement by the party seeking to terminate this Agreement pursuant to this clause (i); or

                      (ii) there shall be any statute, rule or regulation that makes consummation of the transactions contemplated hereby illegal or otherwise prohibited or a Governmental Entity shall have issued an order, decree or ruling or taken any other action permanently restraining, enjoining or otherwise prohibiting the consummation of the transactions contemplated hereby, and such order, decree, ruling or other action shall have become final and nonappealable; or

         (c) by Seller, if (i) any of the representations and warranties of Buyer contained in this Agreement shall not be true and correct in any material respect, when made or at any time prior to the Closing as if made at and as of such time, or (ii) Buyer shall have failed to fulfill any of its obligations under this Agreement in any material respect, and, in the case of each of clauses (i) and (ii), such misrepresentation, breach of warranty, or failure (provided it can be cured) has not been cured within thirty (30) days of actual knowledge thereof by Buyer; or

         (d) by Buyer, if (i) any of the representations and warranties of Seller or the Company contained in this Agreement shall not be true and correct in any material respect, when made or at any time prior to the Closing as if made at and as of such time, or (ii) Seller or the Company shall have failed to fulfill any of their obligations under this Agreement in any material respect, and, in the case of each of clauses (i) and (ii), such misrepresentation, breach of warranty, or failure (provided it can be cured) has not been cured within thirty (30) days of actual knowledge thereof by Seller.

         9.2 Effect of Termination. In the event of the termination of this Agreement pursuant to Section 9.1 by Seller, on the one hand, or Buyer, on the other, written notice thereof shall forthwith be given to the other party specifying the provision hereof pursuant to which such termination is made, and this Agreement shall become void and have no effect, except that the agreements contained in this Section 9.2 and in Section 6.5 shall survive the termination hereof. Nothing contained in this Section 9.2 shall relieve any party from liability for damages as a result of any breach of this Agreement. In the event that this Agreement is terminated pursuant to Section 9.1(a), Section 9.1(b) or Section 9.1(d), Seller shall return to Buyer the full amount of the Deposit paid to Seller within ten (10) days of such termination. In addition, in the event of any termination of this Agreement the Carlston Employment Agreement and the Christl Employment Agreement shall be void and have no effect.

         9.3 Amendment. This Agreement may not be amended except by an instrument in writing signed by or on behalf of all the parties hereto.

         9.4 Waiver. Each of Seller and the Company, on the one hand, and Buyer, on the other, may (i) waive any inaccuracies in the representations and warranties of the other contained herein or in any document, certificate, or writing delivered pursuant hereto or (ii) waive compliance by the other with any of the other's agreements or fulfillment of any conditions to its own obligations contained herein. Any agreement on the part of a party hereto to any such waiver shall be valid only if set forth in an instrument in writing signed by or on behalf of such party. No failure or delay by a party hereto in exercising any right, power, or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power, or privilege.

         9.5 Remedies Not Exclusive. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law. The rights and remedies of any party based upon, arising out of, or otherwise in respect of any inaccuracy in or breach of any representation, warranty, covenant, or agreement contained in this Agreement shall in no way be limited by the fact that the act, omission, occurrence, or other state of facts upon which any claim of any such inaccuracy or breach is based may also be the subject matter of any other representation, warranty, covenant, or agreement contained in this Agreement (or in any other agreement between the parties) as to which there is no inaccuracy or breach.

                            ARTICLE X -- SURVIVAL OF
                        REPRESENTATIONS; INDEMNIFICATION

         10.1 Survival. The representations and warranties of the parties hereto contained in this Agreement or in any certificate, instrument, or document delivered pursuant hereto shall survive the Closing without contractual limitation, regardless of any investigation made by or on behalf of any party.

         10.2  Indemnification by Seller.

         (a) Subject to the terms and conditions of this Article X, Seller shall indemnify, defend, and hold harmless Buyer, the subsidiaries and parent corporations of Buyer (including, after the Closing, the Company), each director and officer of Buyer or any of its subsidiaries or parent corporations, and each affiliate thereof, and their respective heirs, legal representatives, successors and assigns (collectively, the "Buyer Group"), from and against any and all claims, actions, causes of action, demands, assessments, losses, damages, liabilities, judgments, settlements, penalties, costs, and expenses (including reasonable attorneys' fees and expenses), of any nature whatsoever, whether actual or consequential, including any liability over the $2,500.00 deductible for the litigation described in Schedule 3.15 attached hereto (collectively, "Damages"), asserted against, resulting to, imposed upon, or incurred by any member of the Buyer Group, directly or indirectly, by reason of or resulting from any breach by Seller or the Company of any of their representations, warranties, covenants, or agreements contained in this Agreement or in any certificate, instrument, or document delivered pursuant hereto.

         (b) Except with respect to claims for which Buyer has given written notice to Seller prior to the second anniversary date of the Closing Date, to the greatest extent permitted by law, the parties agree that no claim under this Section 10.2 for damages which Seller may owe Buyer shall be filed in court or otherwise asserted after the second anniversary date of the Closing Date, and that this shortened period for asserting claims shall operate as a statue of limitations and as a defense, and shall not be tolled by lack of discovery, equitable factors, or any other matters, except for active, fraudulent concealment of material information directly relating to the claims which are asserted against Seller. The parties agree that this limitation of liability and shortened time period within which to bring claims is reasonable under the circumstances and is a material part of the parties' transaction and the consideration being provided to Seller hereunder.

         (c) No indemnification shall be required to be made by Seller pursuant to this Section 10.2 with respect to any claims unless and until the aggregate amount of Damages incurred by members of the Buyer Group with respect to all claims under this Section 10.2 (whether asserted, resulting, imposed, or incurred before, on, or after the Closing Date) exceeds $100,000, it being agreed and understood that, if such amount is exceeded, Seller shall be liable to the full extent of such Damages, including those not in excess of $100,000. No indemnification shall be required to be made by Seller pursuant to this
Section 10.2 with respect to any claims to the extent that the aggregate amount of Damages incurred by members of the Buyer Group with respect to all claims under this Section 10.2 (whether asserted, resulting, imposed, or incurred before, on, or after the Closing Date) exceeds $3,000,000.

         (d) The amount of Damages required to be paid by Seller to any other party pursuant to this Section 10.2 shall be reduced to the extent of any amounts actually received by such other party after the Closing Date pursuant to the terms of the insurance policies (if any) covering such claim. Further, to the extent any claims for Damages against Seller hereunder are or purport to be covered by insurance policies, Buyer will first commence a claim under the applicable insurance policies before making any claim against Seller for Damages. In connection with the foregoing, until the second anniversary date of the Closing Date, Buyer agrees that it will not change, or permit to be changed, the Company's current primary insurance carrier without the prior written consent of Carlston.

         10.3  Indemnification by Buyer.

         (a) Subject to the terms and conditions of this Article X, Buyer shall indemnify, defend, and hold harmless the Seller, the subsidiaries and parent corporations, if any, of the Seller, each director and officer, if any, of the Seller or any of its subsidiaries or parent corporations, and each affiliate thereof, and their respective heirs, legal representatives, successors, and assigns (collectively, the "Seller Group"), from and against any and all Damages asserted against, resulting to, imposed upon, or incurred by any member of the Seller Group, directly or indirectly, by reason of or resulting from any breach by Buyer of any of its representations, warranties, covenants, or agreements contained in this Agreement or in any certificate, instrument, or document delivered pursuant hereto.

         (b) Except with respect to claims for which Seller has given written notice to Buyer prior to the second anniversary date of the Closing Date, to the greatest extent permitted by law, the parties agree that no claim under this Section 10.3 for damages which Buyer may owe Seller shall be filed in court or otherwise asserted after the second anniversary date of the Closing Date, and that this shortened period for asserting claims shall operate as a statue of limitations and as a defense, and shall not be tolled by lack of discovery, equitable factors, or any other matters, except for active, fraudulent concealment of material information directly relating to the claims which are asserted against Buyer. The parties agree that this limitation of liability and shortened time period within which to bring claims is reasonable under the circumstances and is a material part of the parties' transaction and the consideration being provided to Buyer hereunder.

         (c) No indemnification shall be required to be made by Buyer pursuant to this Section 10.3 with respect to any claims unless and until the aggregate amount of Damages incurred by members of the Seller Group with respect to all claims under this Section 10.3 (whether asserted, resulting, imposed, or incurred before, on, or after the Closing Date) exceeds $100,000, it being agreed and understood that, if such amount is exceeded, Buyer shall be liable to the full extent of such Damages, including those not in excess of $100,000. No indemnification shall be required to be made by Buyer pursuant to this
Section 10.3 with respect to any claims to the extent that the aggregate amount of Damages incurred by the members of the Seller Group with respect to all claims under this Section 10.3 (whether asserted, resulting, imposed, or incurred before, on, or after the Closing Date) exceeds $3,000,000. The foregoing limitation on the amount of claims shall in no way reduce the amounts payable on the Promissory Note.

         (d) The amount of Damages required to be paid by Buyer to any other party pursuant to this Section 10.3 shall be reduced to the extent of any amounts actually received by such other party after the Closing Date pursuant to the terms of the insurance policies (if any) covering such claim. Further, to the extent any claims for Damages against Buyer hereunder are or purport to be covered by insurance policies, Seller will first commence a claim under the applicable insurance policies before making any claim against Buyer for Damages.

         10.4 Procedure for Indemnification. Promptly after receipt by an indemnified party under Section 10.2 or 10.3 of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against an indemnifying party under such Section, give written notice to the indemnifying party of the commencement thereof, but the failure so to notify the indemnifying party shall not relieve it of any liability that it may have to any indemnified party except to the extent the indemnifying party demonstrates that the defense of such action is prejudiced thereby. In case any such action shall be brought against an indemnified party and it shall give written notice to the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it may wish, to assume the defense thereof with counsel reasonably satisfactory to such indemnified party. If the indemnifying party elects to assume the defense of such action, the indemnified party shall have the right to employ separate counsel at its own expense and to participate in the defense thereof. If the indemnifying party elects not to assume (or fails to assume) the defense of such action, the indemnified party shall be entitled to assume the defense of such action with counsel of its own choice, at the expense of the indemnifying party. If the action is asserted against both the indemnifying party and the indemnified party and there is a conflict of interests which renders it inappropriate for the same counsel to represent both the indemnifying party and the indemnified party, the indemnifying party shall be responsible for paying for separate counsel for the indemnified party; provided, however, that if there is more than one indemnified party, the indemnifying party shall not be responsible for paying for more than one separate firm of attorneys to represent the indemnified parties, regardless of the number of indemnified parties. If the indemnifying party elects to assume the defense of such action, (a) no compromise or settlement thereof may be effected by the indemnifying party without the indemnified party's written consent (which shall not be unreasonably withheld) unless the sole relief provided is monetary damages that are paid in full by the indemnifying party and (b) the indemnifying party shall have no liability with respect to any compromise or settlement thereof effected without its written consent (which shall not be unreasonably withheld).

                          ARTICLE XI -- MISCELLANEOUS

         11.1 Notices. All notices, requests, demands, and other communications required or permitted to be given or made hereunder by any party hereto shall be in writing and shall be deemed to have been duly given or made if delivered personally, or transmitted by first class registered or certified mail, postage prepaid, return receipt requested, or sent by prepaid overnight delivery service, or sent by cable, telegram, telefax, or telex, to the parties at the following addresses (or at such other addresses as shall be specified by the parties by like notice):

                      If to Buyer:      306 West 7th Street, Suite 1025
                                        Fort Worth, Texas 76102
                                        Attention: Jeffrey Stevens
                                        Telefax: 817.339.1001

                      If to Seller:     1333 Atlantic Street
                                        Union City, CA 94587
                                        Attention: R.D. Carlston
                                        Telefax: 510.475.9027

         11.2 Entire Agreement. This Agreement, together with the Schedules, Exhibits, Annexes, and other writings referred to herein or delivered pursuant hereto, constitutes the entire agreement between the parties hereto with respect to the subject matter hereof and supersedes all prior agreements and understandings, both written and oral, between the parties with respect to the subject matter hereof.

         11.3 Binding Effect; Assignment; No Third Party Benefit. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, legal representatives, successors, and permitted assigns. Except as otherwise expressly provided in this Agreement, neither this Agreement nor any of the rights, interests, or obligations hereunder shall be assigned by any of the parties hereto without the prior written consent of the other parties, except that Buyer may assign to any wholly owned subsidiary of Buyer any of Buyer's rights, interests, or obligations hereunder, upon notice to the other party or parties, provided that no such assignment shall relieve Buyer of its obligations hereunder. Except as provided in Article X, nothing in this Agreement, express or implied, is intended to or shall confer upon any person other than the parties hereto, and their respective heirs, legal representatives, successors, and permitted assigns, any rights, benefits, or remedies of any nature whatsoever under or by reason of this Agreement. In the event the transactions contemplated hereby are consummated, nothing in this
Section 11.3 shall render the Seller Employment Agreement and the Christl Employment Agreement unenforceable.

         11.4 Severability. If any provision of this Agreement is held to be unenforceable, this Agreement shall be considered divisible and such provision shall be deemed inoperative to the extent it is deemed unenforceable, and in all other respects this Agreement shall remain in full force and effect; provided, however, that if any such provision may be made enforceable by limitation thereof, then such provision shall be deemed to be so limited and shall be enforceable to the maximum extent permitted by Applicable Law.

         11.5 GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF TEXAS, WITHOUT REGARD TO THE PRINCIPLES OF CONFLICTS OF LAWS THEREOF. Notwithstanding any other provision or agreement between the parties hereto, this Agreement and the schedules and exhibits hereto shall be deemed to have been executed, delivered and entered into in Union City, California.

         11.6 Further Assurances. From time to time following the Closing, at the request of any party hereto and without further consideration, the other party or parties hereto shall execute and deliver to such requesting party such instruments and documents and take such other action (but without incurring any material financial obligation) as such requesting party may reasonably request in order to consummate more fully and effectively the transactions contemplated hereby.

         11.7 Descriptive Headings. The descriptive headings herein are inserted for convenience of reference only, do not constitute a part of this Agreement, and shall not affect in any manner the meaning or interpretation of this Agreement.

         11.8 Gender. Pronouns in masculine, feminine, and neuter genders shall be construed to include any other gender, and words in the singular form shall be construed to include the plural and vice versa, unless the context otherwise requires.

         11.9 References. All references in this Agreement to Articles, Sections, and other subdivisions refer to the Articles, Sections, and other subdivisions of this Agreement unless expressly provided otherwise. The words "this Agreement", "herein", "hereof", "hereby", "hereunder", and words of similar import refer to this Agreement as a whole and not to any particular subdivision unless expressly so limited. Whenever the words "include", "includes", and "including" are used in this Agreement, such words shall be deemed to be followed by the words "without limitation". Each reference herein to a Schedule, Exhibit, or Annex refers to the item identified separately in writing by the parties hereto as the described Schedule, Exhibit, or Annex to this Agreement. All Schedules, Exhibits, and Annexes are hereby incorporated in and made a part of this Agreement as if set forth in full herein.

         11.10 Counterparts. This Agreement may be executed by the parties hereto in any number of counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same agreement. Each counterpart may consist of a number of copies hereof each signed by less than all, but together signed by all, the parties hereto.

         11.11  Joint and Several Obligations.   The obligations and
liabilities of the Trust and Carlston as "Seller" under this Agreement or in any certificate, instrument, or document delivered pursuant hereto shall be joint and several.


                           ARTICLE XII -- DEFINITIONS

         12.1 Certain Defined Terms. As used in this Agreement, each of the following terms has the meaning given it below:

                  "affiliate" has the meaning specified in Rule 12b-2 promulgated under the Exchange Act.

                  "affiliate" means, with respect to any person, any other person that, directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, such person.

                  "Affiliated Group" has the meaning set forth in Section 1504 of the Code.

                  "Applicable Law" means any statute, law, rule, or regulation or any judgment, order, writ, injunction, or decree of any Governmental Entity to which a specified person or property is subject.

                  "Code" means the Internal Revenue Code of 1986, as amended.

                  "Encumbrances" means liens, charges, pledges, options, mortgages, deeds of trust, security interests, claims, restrictions (whether on voting, sale, transfer, disposition, or otherwise), easements, and other encumbrances of every type and description, whether imposed by law, agreement, understanding, or otherwise.

                  "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

                  "Exchange Act" means the Securities Exchange Act of 1934, as amended.

                  "Governmental Entity" means any court or tribunal in any jurisdiction (domestic or foreign) or any public, governmental, or regulatory body, agency, department, commission, board, bureau, or other authority or instrumentality (domestic or foreign).

                  "Intellectual Property" means patents, trademarks, service marks, trade names, copyrights, trade secrets, know-how, inventions, and similar rights, and all registrations, applications, licenses, and rights with respect to any of the foregoing.

                  "IRS" means the Internal Revenue Service.

                  "Permits" means licenses, permits, franchises, consents, approvals, and other authorizations of or from Governmental Entities.

                  "person" means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, enterprise, unincorporated organization, or Governmental Entity.

                  "Proceedings" means all proceedings, actions, claims, suits, investigations, and inquiries by or before any arbitrator or Governmental Entity.

                  "reasonable best efforts" means a party's reasonable best efforts in accordance with reasonable commercial practice and without the incurrence of unreasonable expense.

                  "Securities Act" means the Securities Act of 1933, as amended.

                  "Taxes" means any income Taxes or similar assessments or any sales, excise, occupation, use, ad valorem, property, production, severance, transportation, employment, payroll, franchise, or other Tax imposed by any United States federal, state, or local (or any foreign or provincial) Taxing authority, including any interest, penalties, or additions attributable thereto.

                  "Tax Return" means any return or report, including any related or supporting information, with respect to Taxes.

                  "to the best knowledge of Seller and the Company" (or similar references to Seller and the Company's knowledge) means the knowledge of or receipt of notice (oral or written) by any of Seller or the Company's executive officers, as such knowledge has been obtained in the normal conduct of the business of the Company or in connection with the preparation of the Schedules to this Agreement and the furnishing of information to Buyer as contemplated by this Agreement, after having made a reasonable investigation of the accuracy of the representations and warranties made by Seller and the Company in this Agreement or in any document, certificate, or other writing furnished by Seller or the Company to Buyer pursuant hereto or in connection herewith.

                  "Transaction Costs" means investment banking, legal, accounting, and other fees or costs not deductible for federal income Tax purposes but incurred as a result of the transactions contemplated by this Agreement.

                  "Treasury Regulations" means one or more treasury regulations promulgated under the Code by the Treasury Department of the United States.

         12.2 Certain Additional Defined Terms. In addition to such terms as are defined in the opening paragraph of and the recitals to this Agreement and in Section 12.1, the following terms are used in this Agreement as defined in the Sections set forth opposite such terms:

      Defined Term                                       Section Reference
      ------------                                       -----------------
agreements                                                     3.22
Applicable Environmental Laws                                  3.24
associate                                                      3.31
Audited Financial Statements                                   3.10
Benefit Arrangements                                           3.23
Buyer                                                          Preamble
Buyer Group                                                    10.2
Carlston Employment Agreement                                  6.3
CERCLA                                                         3.24
Christl Employment Agreement                                   6.3
Closing                                                        2.1
Closing Date                                                   2.1
Common Stock                                                   Preamble
Damages                                                        10.2
Disposal                                                       3.24
Disposed                                                       3.24
Effective Date                                                 2.2
Employee Plans                                                 3.26
Financial Statements                                           3.10
Hazardous Substance                                            3.24
Latest Balance Sheet                                           3.10
Multiemployer Plan                                             3.23
Pledge Agreement                                               1.2
Promissory Note                                                1.2
Property                                                       3.24
Purchase Price                                                 1.2
RCRA                                                           3.24
Real Property                                                  3.18
Release                                                        3.24
Schedules to be Agreed                                         6.4
Seller                                                         Preamble
Seller Group                                                   10.3
Shares                                                         Preamble
Solid Waste                                                    3.24
Unaudited Financial Statements                                 3.10

                           [Signature page to follow]

         IN WITNESS WHEREOF, the parties have executed this Agreement, or caused this Agreement to be executed by their duly authorized representatives, all as of the day and year first above written.


                                         WESTERN TRACTION COMPANY

                                         By:
                                            -----------------------------------
                                                Ronald D. Carlston, President


                                         By:
                                            -----------------------------------
                                                Donald Christl, Vice President


                                         The Carlston Family Trust


                                         By:
                                            -----------------------------------
                                               Ronald D. Carlston, co-trustee


                                         By:
                                            -----------------------------------
                                               Nancy L. Carlston, co-trustee


                                         --------------------------------------
                                         Ronald D. Carlston


                                         CRESCENT OPERATING, INC.

                                         By:
                                            -----------------------------------
                                         Name:
                                              ---------------------------------
                                         Title:
                                               --------------------------------